Exhibit 10.3

STRICTLY CONFIDENTIAL

FOX PAINE & COMPANY, LLC
950 Tower Lane
Suite 1150
Foster City, California 94404

September 18, 2006

Paradigm Geophysical Ltd.
Gay-Yam Center No. 3
9 Shenkar Street
Herzliya Pituach 46120, Israel

Re:
Management Agreement

Ladies and Gentlemen:

        We refer to the Amended and Restated Management Agreement, dated as of August 11, 2006 (the "Existing Agreement"), between Paradigm Geophysical Ltd., a company formed under the laws of the State of Israel (the "Company") and Fox Paine & Company, LLC, a Delaware limited liability company ("Fox Paine"). Upon consummation of an Initial Public Offering (as defined in the Existing Agreement), the Company or any of its affiliates shall make a payment to Fox Paine of a sum equal to $6,750,000 plus an amount equal to any expenses of Fox Paine that are then reimburseable pursuant to the Existing Agreement, which payment shall completely satisfy the Company's obligations to Fox Paine under the Existing Agreement and thereafter the Existing Agreement shall be terminated and shall be of no further force or effect. Except as modified hereby, the terms of the Existing Agreement shall remain unchanged and shall continue in effect unless and until modified in writing by the parties.Please confirm that the foregoing is in accordance with your understanding and agreement with Fox Paine by signing a copy of this letter agreement in the space provided below.

Very truly yours,
FOX PAINE & COMPANY, LLC
By:	/s/ TROY THACKER
Name:	Troy Thacker
Title:	Managing Director

ACCEPTED AND AGREED AS OF
THE DATE FIRST ABOVE WRITTEN:

PARADIGM GEOPHYSICAL LTD.
By:	/s/ JORGE MACHNIZH
	Name:	Jorge Machnizh
	Title:	Director